UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Meeting held on May 17, 2022, U.S. Physical Theraphy, Inc. stockholders approved four proposals (one of which is non-binding), which are described in detail in the Proxy Statement, filed with the SEC on April 4, 2022. Abstentions and broker non-votes were counted for the purposes of determining whether a quorum was present.
The results are as follows:

Proposal 1 - Election of the nine directors to serve until the next annual meeting of stockholders.

Nominees	For	Withold authority to vote	Broker Non-Votes
Edward L. Kuntz	10,991,914	769,841	417,295
Christopher J. Reading	11,615,007	146,748	417,295
Mark J. Brooker	11,437,739	324,016	417,295
Harry S. Chapman	11,550,607	211,148	417,295
Bernard A. Harris	10,879,018	882,737	417,295
Kathleen A. Gilmartin	11,731,403	30,352	417,295
Regg E. Swanson	11,474,360	287,395	417,295
Clayton K. Trier	10,958,255	803,500	417,295
Anne B. Motsenbocker	11,752,257	9,498	417,295

Proposal 2 - Approve, on an advisory basis, executive compensation.
For	Against	Abstain/Withheld	Broker Non-Votes
11,502,365	254,072	5,318	417,295

Proposal 3 - Approve an amendment to the Company's Amended and Restated 2003 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
11,493,357	266,674	1,724	417,295

    Proposal 4 – Ratify Grant Thornton LLP as the Company's independent registered public accounting firm for 2022.

For	Against	Abstain
12,156,162	22,130	758

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 18, 2022	By:	/s/ CAREY HENDRICKSON
Carey Hendrickson
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)